Exhibit 10.5

THIRD AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

(Hilton Garden Inn Providence, Rhode Island)

THIS THIRD AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”), made as of the 27th day of February, 2020 by and between by, between and among the persons and entities signing this Agreement below under the heading “Sellers” (each being referred to individually as “Seller,” and collectively as “Sellers”), and (“Buyer”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Membership Interest Purchase Agreement, dated as of January 14, 2020, between The Procaccianti Group, LLC, a Rhode Island limited liability company (“TPG”) and Sellers, as amended (the “Agreement”), which agreement was assigned by TPG to Buyer pursuant to an assignment dated as of the date hereof, Seller agreed to sell the Interests (as such term is defined in the Agreement) to Buyer, and Buyer agreed to purchase the Interests from Sellers, upon the terms and conditions set forth more particularly therein. All capitalized terms used but not defined herein shall have their respective meanings set forth in the Agreement.

WHEREAS, Sellers and Buyer now desire to amend the Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements hereinabove and hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to Agreement. The following amendments to the Agreement shall be effective upon the date hereof:

(a)            TPG DP Investors, LLC is added to the Agreement as a Seller.

(b)            Section 2.2 is amended in its entirety in its entirety to provide as follows:

2.2            Purchase Price. The purchase price (“Purchase Price”) for the Interests is TWENTY EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 Dollars ($28,500,000.00), which shall be payable by Purchaser to Seller at Closing less the outstanding balance of the Existing Mortgage Loan as of the Closing Date (subject to (i) Section 2.1.2 and (ii) the prorations and other credits provided for in this Contract) as follows payable at Closing, as follows: (i) 90.390% of the Purchase Price shall be paid in immediately available funds (“Cash Consideration”) and (ii) the balance of the Purchase Price shall be in the form of a capital contribution to Buyer of 9.610% of the Membership Interests in the Company in exchange for a K OP Units interest in Purchaser which K OP

Units have an value of $10.00 per unit (the “Rollover Interest”). The Purchase Price shall be allocated to the Sellers (and at the option of each Seller to the Members of such Seller) in accordance with Schedule 2.2(a).

(c)            The following new sentence is hereby added to the end of Section 2.1.2 to provide as follows:

Sellers and Purchaser hereby acknowledge and agree that East Boston Savings Bank (the “Mortgage Lender”), has approved the transfer of the Membership Interests from Sellers to Purchaser pursuant to the Agreement and, after the Closing Date, the Existing Mortgage Loan shall continue to be secured by the Property (the “Loan Assumption”). As of the Second Amendment Effective Date, the outstanding principal balance of the Existing Mortgage Loan is $14,936,900.72.

(d)            New Section 2.3.1 is hereby added to the Agreement to provide as follows:

Purchaser agrees to use the “traditional method” under Treasury Regulations Section 1.704-3(b) for purposes of making all allocations under Section 704(c) of the Code with respect to the Property.

(e)            New Section 5.1.25 is hereby added to the Agreement to provide as follows:

Schedule 5.1.25 attached hereto is a true and complete list of all the loan documents evidencing and/or securing the Existing Mortgage Loan (including all amendments and modifications, the “Mortgage Loan Documents”); true and complete copies of all of the Mortgage Loan Documents have been made available to Purchaser for inspection. Neither the Company nor any Seller has received any written notice from the Mortgage Lender alleging that an Event of Default (as defined in the Mortgage Loan Documents) has occurred pursuant to the Mortgage Loan Documents that remains uncured, and, to Sellers’ knowledge, no Event of Default (as defined in the Mortgage Loan Documents) exists under the Mortgage Loan Documents.”

(f)            New Section 5.3.5 is added to the Agreement to provide as follows:

5.3.5            When issued and delivered in accordance with this Agreement, the Rollover Interest issued to the Sellers will be validly issued and nonassessable, free and clear of all preemptive rights and any and all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever other than applicable federal and state securities laws. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Buyer in connection with the consummation of the transactions contemplated by this Agreement, except for filings, if any, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

(g)           New Section 7.2.1(i) is added to the Agreement to provide as follows:

(i)	Deliver to Buyer, the Buyer’s limited partnership agreement in the form previously provided to the Sellers.

(h)           New Section 7.2.1(i) is added to the Agreement to provide as follows:

(j)	Without cost to Sellers, Sellers shall deliver, or cause the Company to deliver, executed counterparts to any documents that Mortgage Lender or Purchaser deems reasonably necessary or desirable to effectuate or evidence the Loan Assumption.

(i)            New Section 7.2.2(f) is added to the Agreement to provide as follows:

(f)            Deliver to Sellers Buyer’s LLC Agreement duly executed by Buyer and the other members and managers of Buyer.

(i)	New Section 9.1.2 is hereby added to the Agreement to provide as follows:

9.2.1        Existing Mortgage Loan. Sellers agree that during the period between the Effective Date and the Closing Date, Sellers shall, and shall cause the Company to: (a) perform all obligations of Sellers, if any, and of the Company required to be performed under the Mortgage Loan Documents; and (b) promptly advise Purchaser of any written notice of default received by any Seller or the Company under any of the Mortgage Loan Documents.

(g)           New Schedule 2.2(a) is attached hereto is added to the Agreement.

2.             No Other Amendment or Modification; Ratification. The Original Agreement remains in full force and effect and is hereby ratified and confirmed by Seller and Purchaser, except with respect to matters set forth in this Amendment. From and after the date hereof, all references to the Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment. In the event of a conflict between the terms and conditions of the Original Agreement and those set forth in this Amendment, the terms and conditions of this Amendment shall control.

3.            Counterparts; Facsimile and PDF. This Amendment may be executed in any number of counterparts each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement. Facsimile and portable document format (PDF) signatures shall have the same force and effect as original signatures.

4.             Amendments. This Amendment may not be changed, modified or terminated, nor may any provision hereunder be waived, except by an instrument executed by the parties hereto.

5.             No Third-Party Beneficiaries. This Amendment is binding on and inures to the benefit of the parties hereto. The provisions of this Amendment are not intended to benefit any third parties.

6.             Entire Agreement. The Original Agreement, as amended by this Amendment, contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all agreements heretofore had or made between the parties hereto are merged in the Original Agreement, as amended by this Amendment, which alone fully and completely expresses the agreement of said parties.

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first written above.

SELLERS:

TPG DP JV, LLC,
a Delaware limited liability company

By:	/s/ James A. Procaccianti
Name:	James A. Procaccianti
Title:	Authorized Signatory
Address:

ETJ Gano Holdings, Inc.
a Rhode Island corporation

By:	/s/ James A. Procaccianti
Name:	James A. Procaccianti
Title:	Authorized Signatory
Address:

PRJA Gano Holdings, LLC,
a Delaware limited liability company

By:	/s/ James A. Procaccianti
Name:	James A. Procaccianti
Title:	Authorized Signatory
Address:

EHI Gano Holdings, Inc.
a Rhode Island corporation

By:	/s/ James A. Procaccianti
Name:	James A. Procaccianti
Title:	Authorized Signatory
Address:

[signatures continue on following page]

TPG DP Investors, LLC,
a Delaware limited liability company

By:	/s/ James A. Procaccianti
Name:	James A. Procaccianti
Title:	Authorized Signatory
Address:

PURCHASER:

THE PROCACCIANTI GROUP, LLC,
a Rhode Island limited liability company

By:	/s/ Ron M. Hadar
Name:	Ron M. Hadar
Title:	Authorized Signatory

Schedule 2.2(a)

TO BE COMPLETED BY THE PARTIES AT CLOSING

Seller	Purchase Price

TPG DP JV, LLC,	$11,987,230.71 in Cash

ETJ Gano Holdings, Inc.	$6,666.20, represented by 666.62 K OP Units in
Buyer

PRJA Gano Holdings, LLC,	$3,999.72, represented by 399.97 K OP Units in
Buyer

EHI Gano Holdings, Inc.	$2,666.48, represented by 266.65 K OP Units in
Buyer

TPG DP Investors, LLC	(i) $63,932.00 in cash to be distributed to certain of its members being Scott Harrell and P Squared Investments, LLC; and (ii) $l,267,911.91 represented by 126,791.19 K OP Units in Buyer, to be distributed to the following members of TPG DP Investors, LLC as follows:

LFHI, LLC-22,641.10 K OP UNITS

PEH 1999 Realty Trust II- 11,321.19 K OP UNITS

THE LHG 1997 Realty Trust, 11,321.19 K OP UNITS

TH INVESTMENT HOLDINGS II, LLC. 81,507.72 K OP UNITS

Schedule 5.1.25

Mortgage Loan Documents

LOAN DOCUMENTS
1.	Loan Commitment
2.	Commercial Real Estate Promissory Note
3.	Loan Agreement
4.	Open-End Mortgage, Security Agreement, Assignment to Secure Present and Future Loans
5.	UCC-1 Financing Statement(s)
6.	Guaranty from Guarantor
7.	Certificate as to Oil and Hazardous Materials and Indemnity Agreement
8.	Pledge and Security Agreement (Bank Accounts)
9.	Assignment of Borrower’s Interests in Leases, Rents and Profits
10.	Assignment of Interests in Licenses, Permit and Agreements
11.	Collateral Assignment of Architect’s Contract
12.	Collateral Assignment of Construction Contract
13.	Assignment and Subordination of Management Agreement
14.	Compliance Agreement
15.	Statement of Purpose
16.	I.R.S. Form W-9 (a) Borrower (b) Guarantor
17.	Customer ID Form (a) Borrower (b) Guarantor
18.	Account Number for Borrower’s operating account at Lender:
19.	Loan Disbursement Statement and Authorization (_____)

2019 LOAN MODIFICATION DOCUMENTS
20.

(a)       Omnibus Amendment and Reaffirmation Agreement

(b)       Promissory Note

(c)       Second Amendment to Mortgage and Assignment of Rents and Leases

(d)       UCC Continuation

(e)       Loan Closing Statement and Authorization